Short Year 2015
First Quarter Financial Update



September 1, 2015

Short Year 2015 First Quarter Take-Away

- Revenues up slightly compared to prior year period – stabilization continues
- Operations and Fulfillment Centers excelling in delivering the peak-season – on-time, accurate and more efficient
- Realizing efficiencies from one-SSI model; anticipate cost savings to continue
- Significant improvements in operating income and free cash flow; materially lower restructuring costs
- Build-out of inside sales team and investments in category specialists ongoing
- New partnerships and alliances in education, healthcare and other new verticals
- Outlook remains consistent with guidance; positioned for modest organic growth in CY16

School Specialty

SY 2015 First Quarter Financial Highlights

- **Overall revenues of $199.5 million consistent with prior year period**
  - Distribution segment revenues up 2.4% or $4.0 million; Supplies product lines up $5.4 million and Furniture product lines up $3.9 million, offset by $4.5 million decline in the Agenda category.
  - Curriculum segment revenues of $28.9 million vs. $32.8 million, down 11.9% or $3.9 million. While Science revenue lower year-over-year by $3.3 million; a greater portion of SY15 peak-season orders expected to occur in Q2 as compared to PY.

Distribution and Curriculum Segment Review

- Supplies revenue growth driven by stronger operational performance and continued growth in East Coast markets. Overall supplies bookings trending consistent with prior year.
- Furniture revenue growth driven by market trends, strength in private label lines and supply chain performance. Booking activity, open order position and sales pipeline indicate continued growth.
- Instructional Solutions category seeing impact of changes in product offering and marketing strategies, and new sales resources and category specialists; greater impact expected in CY16.
- A/V Tech revenue weakness driven by lack of Common Core sales, which drove prior year period.
- Agenda revenue declines lower than anticipated; changes to product offering and sales approach remain in process.
- Science on-order position supports expectation that YOY variance is timing and segment remains on track for modest growth; demand for FOSS NextGen core curriculum offering remains strong.
- Reading revenue slightly weaker than expected, but booking trends support forecast of flat performance vs. PY; improvements expected as sales infrastructure and go-to-market strategy addressed.

	Quarter to Date			
	SY15 - 1Q	SY14 - 1Q	Change	% Change
Supplies	$ 91,839	$ 86,467	$ 5,372	6.2%
Loose Furniture	31,433	29,414	2,019	6.9%
Projects	9,983	8,119	1,864	23.0%
Instructional Solutions	10,069	9,768	301	3.1%
AV Tech	4,763	5,912	(1,149)	-19.4%
Agendas	22,405	26,947	(4,542)	-16.9%
Freight Revenue (excl. Agendas)	1,615	1,692	(77)	-4.6%
Customer Allowances / Discounts	(1,477)	(1,649)	172	-10.4%
Total Distribution Revenues	**$ 170,630**	**$ 166,670**	**$ 3,960**	**2.4%**
Science Curriculum	$ 20,189	$ 23,504	$ (3,315)	-14.1%
Reading Curriculum	8,711	9,295	(584)	-6.3%
Total Curriculum Revenues	**$ 28,900**	**$ 32,799**	**$ (3,899)**	**-11.9%**
Total Consolidated Revenues	**$ 199,530**	**$ 199,469**	**$ 61**	**0.0%**

School Specialty

SY 2015 First Quarter Financial Highlights – Cont'd

- **Gross margins of 39.1% vs. 39.4%, a decline of 30 basis points ("bps")**
  - Distribution segment margins of 36.6% vs. 37.1%; 50 bps decline was primarily related to a change in mix as Furniture revenues increased and Agenda sales declined.
  - Curriculum segment margins of 54.0% vs. 51.1%; 290 bps improvement was primarily related to a decrease in product development amortization which resulted in a 270 bps gross margin improvement.

- **Selling, general and administrative (SG&A) expenses of $57.7 million vs. $61.9 million, a decline of 6.8% or $4.2 million**
  - Distribution and Curriculum segment SG&A down $2.1 million or 3.4%; driven by lower compensation and benefit costs associated with lower headcount, partially offset by incremental costs associated with outsourcing initiatives related to Call Center and Fulfillment activities.
  - Corporate SG&A declined $2.1 million or 84.0%, as a result of lower restructuring related costs.

- **Operating income of $20.1 million vs. $16.5 million / Net income of $15.0 million vs. $11.0 million**
  - Operating income and Net income improvements of 21.8% and 36.4%, respectively, reflect the combined impact of a lower cost structure and less ongoing restructuring activity.

- **Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") of $27.3 million vs. Adjusted EBITDA of $27.2 million**
  - While Adjusted EBITDA only showed modest improvement YOY, adjustments relating to restructuring and other non-recurring costs were $2.1 million lower in the quarter.

School Specialty

Consolidated Combined Statement of Operations

Amounts in thousands, except per share amounts (unaudited)

		Three Months Ended July 25, 2015		Three Months Ended July 26, 2014
Revenues	$	199,530	$	199,469
Cost of revenues		121,528		120,903
Gross profit		78,002		78,566
Selling, general and administrative expenses		57,734		61,942
Facility exit costs and restructuring		192		133
Operating income		20,076		16,491
Other expense (income):				
Interest expense		5,038		5,275
Change in fair value of interest rate swap		(58)		(13)
Reorganization items, net		-		271
Income before provision for (benefit from) income taxes		15,096		10,958
Provision for (benefit from) income taxes		138		(56)
Net income	$	14,958	$	11,014
Weighted average shares outstanding:				
Basic		1,000		1,000
Diluted		1,000		1,000
Net Income per Share:				
Basic	$	14.96	$	11.01
Diluted	$	14.96	$	11.01

School Specialty

Adjusted EBITDA Comparisons

Amounts in thousands

	Three Months Ended July 25, 2015		Three Months Ended July 26, 2014	
Adjusted Earnings before interest, taxes, depreciation, amortization, bankruptcy-related costs, restructuring and impairment charges (EBITDA) reconciliation:				
Net income	$	14,958	$	11,014
Provision for (benefit from) income taxes		138		(56)
Reorganization items, net		-		271
Restructuring costs		192		133
Restructuring-related costs in SG&A/cost of sales		370		2,542
Change in fair value of interest rate swap		(58)		(13)
Depreciation and amortization expense		4,124		4,369
Amortization of development costs		2,245		3,671
Net interest expense		5,038		5,275
Stock-based compensation		260		-
Adjusted EBITDA	$	27,267	$	27,206

SY 2015
Corporate Objectives Update



Core Objectives for the Short Year 2015: Key Actions Taken in the First Quarter

- **Address the causal factors of multi-year declines in product categories that have traditionally represented areas of strength for the Company**
  - Restore category expertise in sales
  - Improve merchandising and procurement functions and better align marketing activities systemically with growth objectives

  Actions: *Added several category specialists in support of key growth initiatives to differentiate offering and drive innovation within proprietary brands; increased social media and PR activities to reach decision makers and consumers; continued build out of inside sales team – ONGOING.*

- **Deliver for our customers in the current "peak" season to fully restore customer and associate confidence and position the Company for future growth**
  - On-time delivery
  - Order accuracy
  - Strong fill-rate and complete orders
  - Achieve 80% or higher customer satisfaction (as measured by customer surveys)

  Actions: *Continued execution of process improvements, LEAN and Six Sigma principles within Fulfillment Centers; improvements throughout Customer Care footprint internally and through partner network; tighter control over supply chain management.*

  Results: *Performed significantly better than prior year, enhancing customer trust and satisfaction, with potential to capture greater share of budget dollars.*
  - ✓ *25.6% efficiency improvement from prior year as measured by shipped lines per hour*
  - ✓ *Strong line fill rate of 97.6%*
  - ✓ *On-time order shipping rate improved by 17.1%*
  - ✓ *Order cycle time reduced by a day to 1.7 days.*
  - ✓ *Customer survey to be conducted after the peak-season*

School Specialty

Core Objectives for the Short Year 2015: Key Actions Taken in the First Quarter

- **Begin implementation of cross-departmental, multi-year strategic growth plans for core product category (Top 7)**
  - Early Childhood
  - Art
  - Furniture and the 21st Century Classroom
  - EPS & Instructional Solutions
  - Special Needs
  - Physical Education
  - GUARDIAN

Actions: *Refocused efforts to capitalize on strength of proprietary offerings; category champions for Early Childhood and Art secured and aligned with new sales force specialists; associations with Special Needs physicians/organizations being explored; healthcare market expertise and relationships expanded; continued combination of SPARK and Sportime selling strategies to drive PE offering; nationwide presentations of GUARDIAN solutions and curriculum-based training; business development specialist secured – ONGOING.*

- **Continue to drive productivity enhancements in operations, supply chain and customer care**
  - Continue to realize efficiencies in labor utilization
  - Key areas of further opportunity include: transportation management; supply chain pricing; and vendor accountability

Actions: *Temporary uptick in fulfillment costs to ensure successful launch of West Coast 3PL and on-time peak-season deliveries; West Coast 3PL shipping same day with 2 day shorter transit times; transportation costs favorable to plan and consistent with prior year despite industry-wide rate increases – these savings were driven by initiatives associated with a small parcel discount program and an expanded LTL route guide program; new Supply Chain Director in place; TMS implementation in process and expected to launch by Nov 1. – ONGOING.*

School Specialty

Core Objectives for the Short Year 2015: Key Actions Taken in the First Quarter

- **Enhance overall systems management in DC's/Warehouses and across SSI sales infrastructure**
  - Simplifying/consolidating technology footprint, upgrading select hardware/software platforms and fully implementing CRM remain priorities

Actions: *System enhancements planned during non-peak season to lower costs and increase future productivity: enhance CRM platform – scheduled to re-launch by year end; eliminate use of two remaining legacy ERP systems; standardize WMS usage among fulfillment centers; and upgrade phone system. All efforts expected to reduce costs, drive efficiencies and provide better visibility companywide – ONGOING.*

- **Gain efficiencies and advance corporate safety and wellness objectives by leveraging third-party HR relationship**
  - Healthcare costs
  - Wellness & safety initiatives
  - Associate training & development

Actions: *Transition to fully-insured healthcare plan and PEO partnership has reduced volatility in health care costs and helped minimize rate increases. New programs in place to promote health, wellness and associate training. Implementation of new safety procedures across all facilities which has materially reduced lost time accidents across the Company.*

- **Deploy capital (capex and product development expenditures) in a manner that closely aligns with growth and/or process improvement initiatives and focus on improving free cash flow**

Actions: *Internal product development resources reduced in Q1 to enable a more variable and more effective product development model; overall capex and product development expenditures running below budget and prior year.*

- **Identify additional process improvement opportunities across all departments to enable further cost savings and improve service levels**

Actions: *Continued Kaizan events in FCs / rapid improvement events in Customer Care; work to improve flow of inbound/outbound inventory; greater collaboration amongst divisions and teams – ONGOING.*

School Specialty

Continued Focus on Building a Platform for Organic Growth

Early Childhood	Art Supplies	Furniture & the 21st Century Classroom
EPS & Instructional Solutions	Special Needs	Physical Education
GUARDIAN	E-tail Sectors	Public & Private Summer /Day Camp Sector
Healthcare	Office Products	Higher Education

Outside Sales / Inside Sales / Category Specialists/Direct Marketing

U.S., Canada, International

While out of the "turnaround" and experiencing stabilization, we continue to evaluate our operating model and identify efficiencies and bottom-line improvements. However, we've heightened our focus on driving growth across all product categories in not only our core U.S. education market, but also new markets and geographies.

School Specialty

School Specialty®

Balance Sheet Review



Balance Sheet Review

	As of 7/25/15	As of 7/26/14
Cash and cash equivalents	$8,645	$9,281
New ABL Facility, maturing in 2018	$69,400	$71,900
New Term Loan, maturing in 2019	$142,100	$142,681
Total 1st Lien Debt	$211,500	$214,581
Deferred Cash Payment Obligations	$18,024	$16,577
Total Debt	$229,524	$231,158
Net Debt *(Total Debt - Cash and CE)*	$220,870	$221,877
Equity Market Capitalization	$90,000	$120,000
Enterprise Value	$310,870	$341,877

Key Highlights as of July 25, 2015

- Outstanding ABL facility balance was $69.4 million and $71.9 million as of July 25, 2015 and July 26, 2014, respectively
  - Subsequent to quarter end, Company elected to reduce ABL line size to $125 million (from $175 million)
  - $77.5 million of excess availability at quarter end ($49.4 million on an adjusted basis for reduced line size)
- Outstanding gross balance on Term Loan as of July 25, 2015 was $142.1 million vs. $142.7 million as of July 26, 2014
  - $1.4 million reflected as current maturities - long-term debt
- Deferred cash payment obligations of $18.0 million payable in December 2019
  - Represents recovery for pre-petition creditors, inclusive of paid-in-kind interest associated with the settlement
  - Amount payable in December 2019 expected to be approximately $24.0 million, representing principal plus paid-in-kind interest

School Specialty

(Amounts in thousands)

Consolidated Balance Sheet Comparison

(unaudited)

	July 25, 2015	July 26, 2014
ASSETS		
Current assets:		
Cash and cash equivalents	$ 8,645	$ 9,281
Accounts receivable, Net	135,143	135,842
Inventories, net	121,236	109,722
Deferred catalog costs	3,739	4,497
Prepaid expenses and other current assets	13,668	19,241
Refundable income taxes	565	7
Asset held for sale	-	2,200
Total current assets	282,996	280,790
Property, plant and equipment, net	30,091	38,557
Goodwill	21,588	21,588
Intangible assets, net	40,153	47,130
Development costs and other, net	26,553	34,132
Deferred taxes long-term	4	14
Investment in unconsolidated affiliate	715	715
Total assets	$ 402,100	$ 422,926

	July 25, 2015	July 26, 2014
LIABILITIES AND STOCKHOLDERS' EQUITY		
Current liabilities:		
Current maturities of long-term debt	$ 70,844	$ 72,475
Accounts payable	65,445	53,443
Accrued compensation	8,190	7,376
Deferred revenue	3,164	2,926
Other accrued liabilities	15,515	16,672
Total current liabilities	163,158	152,892
Long-term debt less current maturities	156,635	156,331
Other liabilities	1,122	998
Total liabilities	320,915	310,221
Stockholders' equity:		
Preferred stock, $0.001 par value per share, 500,000 shares authorized; none outstanding	-	-
Common stock, $0.001 par value per share, 2,000,000 shares authorized; 1,000,004 shares outstanding	1	1
Capital in excess of par value	118,804	119,391
Accumulated other comprehensive income (loss)	(1,561)	(216)
Accumulated deficit	(36,059)	(6,471)
Total stockholders' equity	81,185	112,706
Total liabilities and stockholders' equity	$ 402,100	$ 422,926

(Amounts in thousands)

Working Capital Analysis – FY15 vs. FY14

	SY 15	Fiscal 2015				Fiscal 2014				Y-O-Y Change $'S				
	Q1	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1 SY15	Q1 FY15	Q2 FY15	Q3 FY15	Q4 FY15
Accounts Receivable	135.1	135.8	118.0	56.8	58.7	138.9	122.2	56.0	62.6	(0.7)	(3.1)	(4.2)	0.8	(3.9)
Inventories	121.2	109.7	70.1	81.3	96.9	104.9	67.7	73.2	93.4	11.5	4.8	2.4	8.1	3.5
Prepaid expense and other current assets	13.7	19.2	16.5	18.9	15.9	26.7	14.1	13.7	18.0	(5.5)	(7.5)	2.4	5.2	(2.1)
Accounts Payable	65.4	53.4	36.3	32.0	41.6	49.1	25.8	23.0	43.0	12.0	4.3	10.5	9.0	(1.4)

	SY 15	Fiscal 2015				Fiscal 2014				Y-O-Y % Change in Days				
		Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1 SY15	Q1	Q2	Q3	Q4
DSO	61.6	62.0	45.0	66.5	50.4	62.5	45.3	68.3	52.6	-0.6%	-0.8%	-0.7%	-2.6%	-4.2%
DIOH	90.8	82.6	42.0	145.2	133.0	80.3	40.4	138.2	130.0	9.9%	2.9%	4.0%	5.1%	2.3%
DPO	49	40.2	21.8	57.2	57.1	37.6	15.4	43.5	59.8	21.9%	6.9%	41.6%	31.5%	-4.5%

Summary (SY15 comparisons)

- Accounts receivable declined by $0.7 million; DSO's down 0.4 days; agings improved y-o-y.
- Inventory increases primarily in Furniture to support open orders and anticipated growth, and additional inventory required for the West Coast DC.
- Accounts payable increased by $12.0 million driving DPO's up to 49.0; timing related and expected to remain consistent with PY.

NOTES:
- *1Q F'14 includes both the Predecessor and Successor Companies*
- *DSO's, DIOH's and DPO's are now calculated based on the last 3-months of activity*

(Amounts in millions)

School Specialty

Direct Free Cash Flow Analysis

	Three Months Ended July 25, 2015	Three Months Ended July 26, 2014
Adjusted EBITDA	$ 27,267	$ 27,206
Capex	(1,307)	(2,770)
Product development	(986)	(1,538)
Proceeds from asset sales	14	11
Other	(561)	(2,877)
Change in working capital	(64,862)	(75,989)
Unleveraged free cash flow	**(40,435)**	**(55,957)**
Cash interest	(3,989)	(3,894)
Taxes	(138)	56
Leveraged free cash flow	$ (44,562)	$ (59,795)
Reconciliation to GAAP cash flow:		
Net cash from (used) in operating activities	$ (42,283)	$ (55,498)
Net cash from (used) in investing activities	(2,279)	(4,297)
	$ (44,562)	$ (59,795)

Financial Reconciliations and Footnotes

- SY15 capex lower by $1.4 million and product development lower by $0.6 million; expect to finish SY below internal plan; continue to prioritize higher ROI opportunities to improve alignment with longer-term corporate objectives.
- In SY15, *Other* of $561k includes $369k of restructuring-related costs included in SG&A and $192k of facility exit and restructuring costs reported as a separate line item in the financial statements.
- In FY15, *Other* of $2.9 million includes $2.5 million of restructuring-related costs included in SG&A and $133k of facility exit / restructuring costs and $271k of Reorganization items reported as separate line items in the financial statements.
- The Company incurred materially lower restructuring costs in the first quarter of SY15 as compared to prior year. Restructuring and non-recurring costs still expected to be approximately $2.0 million or less for SY 15.

School Specialty

(Amounts in thousands)

School Specialty®

Financial Outlook & Executive Summary



CY14 / SY14 Comparative Info and CY15 Outlook

Guidance provided at FY15 year-end reaffirmed

($'s in millions)	CY14 Dec 28 - Dec 27	SY14 Apr 26 - Dec 27
Total Revenues	$622.7	$488.6
Gross Profit	$234.1	$182.2
GPM %	*37.6%*	*37.3%*
Total SG&A*	$224.1	$156.5
Expenses as a % of Revenues	*36.0%*	*32.0%*
Operating Income (Loss)	$10.0	$25.7
Net Income (Loss)	($25.8)	$1.4
Adjusted EBITDA	**$38.3**	**$46.0**
Net Unleveraged FCF	**$4.0**	**$19.6**
Cash Interest	($15.6)	($10.6)
Taxes	$0.6	$0.0
Leveraged FCF	**($12.2)**	**$9.0**

CY15 (Jan-Dec) Company Outlook

- CY15 total revenues expected to be consistent with CY14, inclusive of an anticipated decline in Agendas.
- CY15 gross profit margins anticipated to decline by approximately 150 bps.
  - Approximatively 50bps relates to higher product development amortization and balance related to product mix shift.
- CY15 total SG&A anticipated to decline by approximately 3% vs. CY14.
  - Includes an expected $2.5M increase in depreciation and amortization expense.
- CY Adjusted EBITDA growth expected to be in the range of 6-9%.
- A combination of Adjusted EBITDA growth, materially lower restructuring expenses, and lower CAPEX/PD expected to drive $11-$13 million of improvement in Leveraged FCF; in the SY15 period, Leveraged FCF expected to improve by approximately $8-$10 million as compared to SY14.

School Specialty

* *Excludes restructuring related costs*

Safe Harbor Statement/Non-GAAP Financial Information

Safe Harbor Statement

This presentation contains statements about School Specialty's future financial conditions, results of operations, expectations, plans, or prospects, including the information under the headings "Short Year 2015 First Quarter Take-Away: and "Financial Outlook and Executive Summary", that constitute forward-looking statements. Forward-looking statements also include those preceded or followed by the words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "projects," "should," "targets" and/or similar expressions. These forward-looking statements are based on School Specialty's current estimates and assumptions as of the date of the information presented and, as such, involve uncertainty and risk. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by the forward-looking statements because of a number of factors, including the factors described in Item 1A of School Specialty's Annual Report on Form 10-K for the fiscal year ended April 25, 2015, which factors are incorporated herein by reference. Any forward-looking statement in this presentation speaks only as of the date in which it is made. Except to the extent required under the federal securities laws, School Specialty does not intend to update or revise the forward-looking statements.

Non-GAAP Financial Information

This presentation also includes a presentation of Adjusted EBITDA and Direct Free Cash Flow, non-GAAP financial measures. Adjusted EBITDA and Direct Free Cash Flow are used by management as measures for judging the Company's operating performance and for estimating the Company's earnings growth prospects. Adjusted EBITDA does not represent, and should not be considered, an alternative to net income or operating income as determined by GAAP, and our calculation may not be comparable to similarly titled measures reported by other companies. Direct Free Cash Flow does not represent, and should not be considered, an alternative to cash flow from operations.

A reconciliation of (i) Adjusted EBITDA to GAAP net income for the three months ended July 25, 2015 and July 26, 2014 and (ii) Direct Free Cash Flow (unleveraged and leveraged) to Adjusted EBITDA for the three months ended July 25, 2015 and July 26, 2014 is included in this Short year 2015 First Quarter Financial Update dated September 1, 2015.

School Specialty

Investor Contacts:

Ryan M. Bohr
EVP & Chief Financial Officer
920-882-5868
Ryan.bohr@schoolspecialty.com

Glenn Wiener
Investor Relations
212-786-6011
IR@schoolspecialty.com

School Specialty